UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2014

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1926 South 67th St.,

Omaha, Nebraska 68106

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, Michael S. Morand, Executive Vice President and Chief Merchandising Officer, resigned from his position with Gordmans Stores, Inc. (the “Company”) effective immediately. The merchandising function will report to T. Scott King, Interim Chief Executive Officer, until a replacement is appointed.

On May 28, 2014, Jason H. Neimark resigned from the Board of Directors (the “Board”) of the Company.

On May 28, 2014, the Board appointed Brian J. Urbanek as a Class II director of the Company effective immediately. Mr. Urbanek was also appointed to the Compensation Committee of the Board to fill the vacancy on that committee resulting from the resignation of Mr. Neimark from the Board, as well as to the Nominating and Corporate Governance Committee of the Board.

Mr. Urbanek was designated to the Board by Sun Gordmans, LP (“Sun Gordmans”) pursuant to Article Six, Section 6 of the Amended and Restated Certificate of Incorporation of the Company.

Mr. Urbanek is a Managing Director of Sun Capital Partners, Inc. (“Sun Capital”), which is an affiliate of our principal stockholder, Sun Gordmans. Mr. Urbanek was previously a director of the Company from April 2010 to April 2011. Mr. Urbanek joined Sun Capital in 2006 and has over fifteen years of experience in mergers and acquisitions and corporate finance, including corporate acquisitions and divestitures, strategic rollups, leveraged finance issuances and public and private equity offerings. Prior to joining Sun Capital in February 2006, Mr. Urbanek served as Vice President in the Investment Banking Group with Stephens, Inc. from May 2004 to February 2006 and as Vice President, Investment Banking with Bear Stearns and Co. Inc. from January 2002 to April 2004.

The Company is party to a registration agreement with Sun Gordmans and certain other investors. The Company is also party to a services agreement with Sun Capital Partners Management V, LLC, an affiliate of Sun Capital. In addition, the Amended and Restated Certificate of Incorporation of the Company provides that for so long as affiliates of Sun Capital own 30% or more of the Company’s outstanding shares of common stock, affiliates of Sun Capital will have the right to designate a majority of the Board. Descriptions of the terms of the registration agreement, services agreement and Amended and Restated Certificate of Incorporation of the Company are contained under the heading “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 21, 2014.

Mr. Urbanek will not receive any compensation for serving as a director of the Company, except for reimbursement of reasonable out-of-pocket expenses incurred in connection with his service as a member of the Board.

Copies of the registration agreement, services agreement and Amended and Restated Certificate of Incorporation have been filed as Exhibit 10.1, 10.49 and 3.1, respectively, to the Company’s Registration Statement on Form S-1 (File No. 333-166436), originally filed with the SEC on April 30, 2010, and are incorporated by reference herein. The descriptions of those documents are qualified in their entirely by reference to such exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: May 30, 2014	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Chief Financial Officer, Senior Vice President, Treasurer and Assistant Secretary

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